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                                                                   EXHIBIT 10.26



                                                                  EXECUTION COPY

                          GNC/RITE AID RETAIL AGREEMENT

        THIS AGREEMENT, is made and entered into as of this 8th day of December, 1998 ("Effective Date), between GENERAL NUTRITION SALES CORPORATION, an Arizona corporation ("GNC"), and RITE AID CORPORATION, a Delaware corporation ("Rite Aid"), and sets out the terms and conditions under which Rite Aid may open and operate GNC-General Nutrition Center(R)(s) within certain designated retail drug stores now or hereinafter owned or operated by Rite Aid (each referred to in this Agreement as a "Store" and collectively as the "Stores", and the GNC - General Nutrition Center(R)(s) within such Stores are referred to as a "Business" and collectively as the "Businesses").

                             SELECTED TERM SUMMARY

        LOCATION: The initial list of Stores within which Rite Aid may operate the Businesses is set forth on Exhibit A attached hereto (hereafter the latitude and longitude coordinates of a Store listed on Exhibit A is referred to as a "Location" or the "Locations"). Rite Aid may by written notice to GNC, providing the latitude and longitude coordinates (using the then current commercially available Global Positioning System) or the street address thereof (which GNC shall convert to latitude and longitude coordinates), designate additional locations as sites where it desires to operate a Business. Subject to I.C. 2 through 4 hereof, any location so designated shall be added as a Location to Exhibit A unless GNC informs Rite Aid within 14 days (28 days for proposed sites within Major Metropolitan City Centers or if Rite Aid designates more than 100 proposed locations within a one week period), that the proposed site does not meet the Site Designation Criteria (as hereinafter provided). GNC will provide to Rite


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Aid a copy of the computer printout (i) showing the Protected Territory of each
Location listed on and added to Exhibit A and (ii) with respect to each proposed location which the Computer Software determined does not meet the Site Designation Criteria, a statement of the reasons why it does not and a copy of the computer printout reflecting the conflict. Rite Aid may, in its discretion, from time to time, delete Locations from Exhibit A upon the permanent cessation of the operation of a Store which conducted the Business.

        PROTECTED TERRITORY: The Protected Territory with respect to each Location listed on Exhibit A from time to time is as follows:

        (a) For Locations within one of the "Major Metropolitan City Centers", as discussed below, the Protected Territory shall be the area within the perimeter of a circle that has the front entrance of the Location in the center and a radius of 1,056 feet (except that for the New York City Major Metropolitan City Center the radius shall be 528 feet); provided, however, that in all events the Protected Territory shall encompass the entire physical structure of any building within which the Location is located.

        (b) For all other Locations, the Protected Territory shall be the area within the perimeter of a circle that has the Location in the center and a radius of two miles; provided, however, that if the residential population within the perimeter of a circle that has the Location in the center and a radius of two miles is 25,000 or more, the Protected Territory shall be the area within the perimeter of a circle that has the Location in the center and a radius of one mile and

        (c) Any shopping center in which any Location is situated; provided, however, that the Protected Territory of a Location: (i) within a Major Metropolitan City Center shall in no event be deemed to encroach on any place outside that Major



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Metropolitan City Center or (ii) outside a Major Metropolitan City Center shall in no event be deemed to encroach on any place within that Major Metropolitan City Center.

        "Major Metropolitan City Centers" are those listed on Exhibit B attached hereto that contains the name of the city, as well as a street map designating the agreed geographic area included as the "Major Metropolitan City Center".

        TERM OF LICENSE: This Agreement and the license granted herein begin on the Effective Date and shall expire ten (10) years after the date the first Business opens within any Store, unless extended or terminated sooner in accordance with the terms and conditions of this Agreement.

        INITIAL FEE: Ten Thousand ($10,000) Dollars per Store in which a Business has opened, payable to GNC by Rite Aid in three consecutive equal annual installments, the first of which shall be paid on the date each Store opens with a Business and the second and third installments on the one year and two year anniversaries of the date the applicable Store opened with a Business. A new initial fee shall be paid for each relocation of an existing Location.

        GNC BRAND PRODUCTS: Products containing on their labels one or more of the Proprietary Marks.

        GNC CONSIGNMENT PRODUCTS: Certain GNC Brand Products placed on consignment with Rite Aid by GNC pursuant to a separate Consignment Agreement. GNC will place on consignment sale with Rite Aid as GNC Consignment Products GNC Brand Product having a minimum retail value of ten percent (10%) of the retail value of Rite Aid's inventory of GNC Brand Products in the GNC Plan-O-Gram.



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        GNC PLAN-O-GRAM: The store layout for the Business specifying a bird's eye view, product facings, product code numbers and merchandising requirements that are part of the System. The products in the GNC Plan-O-Gram include GNC Brand Products and Third Party Products. The GNC Plan-O-Gram will be customized for three Rite Aid base square footage stores, however, Rite Aid agrees that not more than one-third of the Stores in which the Business is operated will utilize the smallest square footage GNC Plan-O-Gram. The initial GNC Plan-O-Grams are attached hereto as Exhibit C and shall be updated at least annually at GNC's annual line review, and modified as agreed by GNC and Rite Aid. The opening order quantity for each product in each GNC Plan-O-Gram for each new Business is specified in Exhibit C-1. Rite Aid agrees that it shall set the minimum quantity in its Store Automatic Replenishment System for GNC Brand Product at least two
(2), except that for GNC Consignment Products the minimum quantities will be set by GNC pursuant to the Consignment Agreement.

        THIRD PARTY PRODUCTS: Products manufactured by third parties, included in the GNC Plan-O-Gram and available for GNC to sell to Rite Aid, but not including those products listed on Exhibit D attached hereto.

                                    RECITALS:

        WHEREAS, General Nutrition Investment Company, GNC's affiliate, as the result of the expenditure of time, skill, effort and money, has developed and owns a unique and comprehensive system (hereinafter the "Comprehensive System") relating to the opening and operation of retail nutrition, health and/or fitness stores ("GNC-General Nutrition Centers") which sell, among other things, vitamins, health foods, natural



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cosmetics, diet products, physical fitness products and health management products and services; and

        WHEREAS, the distinguishing characteristics of the Comprehensive System include, without limitation, the establishment, development and operation of stores which feature vitamins, emphasizing a special selection of vitamins, minerals and herbs manufactured or distributed by GNC or its affiliates under labels bearing the mark "GNC" and related marks and which may feature health foods, natural cosmetics, diet products, physical fitness products or health-management products and services; distinctive building designs, interior and exterior layout and trade dress; standards and specifications for construction methods and materials, equipment, furnishings, fixtures, supplies, signs and product lists; technical assistance and training; sales and management assistance and training; operating procedures for the storage, display and sale of vitamins, natural cosmetics, diet products, physical fitness products and health-management products and services; and specialized methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, customer service, sales promotion and advertising; and unique merchandising systems including the GNC Plan-O-Gram, all of which may be changed, improved and further developed by GNC or its affiliates from time to time; and

        WHEREAS, General Nutrition Investment Company has developed a modified Comprehensive System consisting of the features set forth on Exhibit E hereto (hereinafter referred to as the "System") for use applicable to operating the Business within large retail drug store chains and Rite Aid seeks to use the System including the GNC Plan-O-Gram, and to identify the System by means of certain trademarks, trade



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names, service marks, logos, emblems and other indicia of origin, including but not limited to the "GNC" and "GENERAL NUTRITION CENTER" marks, and such other trade names, service marks and trademarks as are listed on Exhibit F (as the same may hereafter be modified or designated by GNC in writing by amending Exhibit F provided such change is generally applicable to GNC's operations) for use in connection with the System (hereinafter such marks are referred to as the "Proprietary Marks"), all of which such Proprietary Marks are owned by GNC or its affiliates; and

        WHEREAS, General Nutrition Investment Company has licensed to GNC the right to use or further license the System so long as GNC agrees to abide by the high standards of quality, cleanliness, appearance and service and to operate in conformity with General Nutrition Investment Company's use of the System or if GNC further licenses the System, such further licensee, being, in this case, Rite Aid, must agree and does hereby agree to operate in conformity with the System and this Agreement;

        NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, intending to be legally bound hereby, mutually agree as follows:

        1. GRANT OF LICENSE

        A. GNC hereby grants to Rite Aid upon the terms and conditions herein contained, the right and license to operate, within the United States of America the Business within its Stores only, at and from each of the Locations specified on Exhibit A from time to time, and to use solely in connection therewith the Proprietary Marks and the System, as they may be changed, improved, and further developed from time to time. In any Location in which Rite Aid operates the Business, it shall operate the Business in accordance with the System and the license granted in this Agreement. Exhibit C to this



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Agreement specifies the initial GNC Plan-O-Gram, and categories of goods which
Rite Aid shall offer from the Locations at which it operates the Business to properly store, market and sell these goods in conformity with the System.

        B. Rite Aid may solicit and sell to any customers at the Store Locations; provided, however, that Rite Aid acknowledges that the license conferred by this Agreement is for a GNC-General Nutrition Center(R) retail store to be located within a Store at a Location included on Exhibit A and customers must receive products which contain the Proprietary Marks at the designated Store Location, and except as provided in the Internet Site Development Agreement dated the date hereof between Rite Aid and GNC, as the same may be amended, that Rite Aid shall not operate a mail order, direct mail, catalog, telemarketing, Internet, World Wide Web, websites, electronic pages, electronic communications, interactive electronic media, shopping networks, direct marketing or similar business which permits customers to purchase and receive products containing the Proprietary Marks without being present at the designated Store Location. Rite Aid acknowledges that GNC and its affiliates and franchisees of GNC's affiliates also may solicit and sell to any customers wherever the customers are located. Rite Aid shall have no rights to such sales by GNC, its affiliate or franchisees.

        C. After the date hereof, Rite Aid shall have the right to add Locations to Exhibit A from time to time subject to the following:

        1. Rite Aid shall be deemed to have failed to meet the Site Designation Criteria with respect to any location and shall have no right under the license granted to it in this Agreement to designate as a Location any location:



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               (a) within the protected territory of any franchisee or of any other licensee of GNC or its affiliates;

               (b) within the area of a United States government military facility;

               (c) within the perimeter of any area within which GNC or one of its affiliates is bound pursuant to a legally enforceable lease (other than from the location which is the subject of the lease) or GNC or one of its affiliates is prohibited from granting a license to operate, or is itself prohibited from operating a business selling GNC Brand Products;

               (d) in any shopping center in which GNC or one of its affiliates, operates for its own account a store, kiosk or other outlet from which it conducts a retail business selling GNC Brand Products;

               (e) not within a Major Metropolitan City Center, but within the area within the perimeter of a circle with a radius of two miles and that has in its center any location from which GNC or one of its affiliates or their franchisees or licensees operates a store, kiosk or other outlet that sells ONC Brand Products; provided, however, that if the residential population within the perimeter of the circle referred to above in this clause is 25,000 or more then, within the perimeter of a circle with a radius of one mile and that has as its center such store, kiosk or other outlet that sells GNC Brand Products;

               (f) that is within a Major Metropolitan City Center and is within the perimeter of a circle that has the front entrance of any store, kiosk or other outlet that sells GNC Brand Products in the center and a radius of 1,056 feet (except that for the New York City Major Metropolitan City Center the radius shall be 528 feet); provided,



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however, that in all events not within the entire physical structure of any building in which the store, kiosk or other outlet that sells GNC Brand Products is located, or

               (g) with respect to which GNC or its affiliates has committed or is in negotiation for a lease or with a prospective franchisee or licensee for a location which if secured by GNC or its affiliates or a franchisee or licensee, would under clauses (a)-(f) hereof preclude Rite Aid from having Rite Aid's proposed location added as a Location on Exhibit A; provided, however, that GNC or its affiliates must complete the negotiations to secure the lease or franchise or license within sixty (60) days from the date that Rite Aid designated a site as a proposed Location or GNC or its affiliates or franchisee or licensee must open the location within two (2) years after the lease or franchise or license commitment. GNC represents that as of the date of execution of this Agreement no Location listed on Exhibit A is located within the area described in (a) through (f) above and that no store, kiosk or other outlet that sells GNC Brand Products encroaches on the Protected Territory of any Location listed on Exhibit A on the date of this Agreement. Copies of the computer printouts as to each Location listed on Exhibit A on the date of this Agreement have been provided to Rite Aid. Notwithstanding the foregoing, no proposed
Location: (i) within a Major Metropolitan City Center shall fail to meet the Site Designation Criterial by reason of subpart (e) above, (ii) not within a Major Metropolitan City Center shall fail to meet the Site Designation Criteria by reason of subpart (d) above and (iii) shall fail to meet the Site Designation Criteria by reason of its proximity to a United States government military facility.

        2. With respect to locations at which Rite Aid is operating a Store on the date this Agreement is executed, Rite Aid shall be entitled to add that number of Locations



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(the "Permitted Number of Additional Open Store Locations") determined by subtracting the number of Locations listed on Exhibit A on the date this Agreement is executed from 1500; provided, however, that any locations, at which Rite Aid is operating a Store on the date this Agreement is executed, added to Exhibit A in excess of the number of Permitted Number of Additional Open Store Locations shall be deemed Committed Locations (as defined below).

        3. Any Locations listed on Exhibit A shall be deleted from Exhibit A:
(i) 36 months after the date this Agreement is executed, unless Rite Aid opens a Business at this Location within such 36 months; (ii) 18 months after being added to Exhibit A if (x) at the time such Location is added to Exhibit A Rite Aid owns or leases a Store at the Location and Rite Aid has added the Permitted Number of Additional Store Locations, or (y) if Rite Aid does not own the Location at the time the Location is added to Exhibit A, but at the time it is added Rite Aid (or its nominee or designee) has entered into a legally binding Agreement to purchase or lease the Location (individually a "Committed Location"), unless Rite Aid opens the Business at the Committed Location within such 18 months; and (iii) after 12 months in the case of all other Locations ("other Locations"). Anything in this Agreement to the contrary, at no time shall Exhibit A contain more than 150 Committed Locations and more than 100 Other Designated Locations.

        4. In the event that Rite Aid acquires a retail drug store chain having 300 or more stores, Rite Aid may, in addition to the Locations added to Exhibit A pursuant to 2 and 3 above, add each such acquired location to Exhibit A, provided that no such location may be added if it could not be added after application of the Site Designation Criteria set forth in 1 (a) through (d) and
(g) above or if it is within the perimeter of a circle with a



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radius of 2.5 miles and that has in its center any location from which GNC or one of its affiliates or their franchisees or licensees operates a store, kiosk or other outlet that sells GNC Brand Products; provided, however, that if the residential population within the perimeter of the circle referred to above in this clause is 25,000 or more, within the perimeter of a circle with a radius of one mile and that has as its center such store, kiosk or other outlet that sells GNC Brand Products.

        D. Rite Aid hereby commits to open the Business in a minimum of 1,500 Locations within the first three (3) years of this Agreement at the minimum rate of 350 in year one, 575 in year two and 575 in year three of this Agreement. In the event Rite Aid fails to open the Businesses at 1,500 Locations within the first three years of this Agreement, its sole liability on account thereof shall be to pay GNC the Initial Fee in full multiplied by the difference between 1,500 and the number of stores that have opened the Business at the end of the third year of this Agreement; provided GNC has complied with its obligations under this Section 1.D. In order to assist Rite Aid in reaching the 1,500 minimum on time, to the extent there are fewer than 1,500 Locations on Exhibit A at the expiration of twelve months from the Effective Date, Rite Aid shall designate as proposed Locations a number equal to at least the shortfall and GNC shall within 60 days thereafter add to Exhibit A fifty percent of such shortfall. To the extent that there are fewer than 1,500 locations on Exhibit A on the expiration of twenty four months from the Effective Date, Rite Aid shall designate as proposed Locations a number equal to at least twice the then shortfall and GNC shall within 60 days thereafter add to Exhibit A a sufficient number of locations to cover such shortfall.


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        E. During the Term neither GNC nor any of its affiliates shall operate a
GNC or General Nutrition Center under the System or the Comprehensive System or any part thereof or otherwise operate or grant any other person or entity any franchise, right or license to operate a store kiosk or outlet within a Protected Territory that distributes or sells GNC Brand Products. In addition, GNC will not expand the protected territory of an existing GNC franchisee or licensee or grant a larger protected territory to any GNC franchisee or licensee than that provided to Rite Aid in this Agreement.

        F. Except as expressly set forth above, GNC and its affiliates, without any liability whatsoever to Rite Aid and without granting Rite Aid any rights therein, retain the right:

               (i) to operate, or grant a license for the operation of, a GNC or General Nutrition Center store, a kiosk or other outlet, using GNC Brand at any location outside a Protected Territory notwithstanding its proximity to the Protected Territory,

               (ii) to give, sell, promote, advertise and/or distribute, directly or indirectly (or to license others to give, sell, promote, advertise/or distribute, directly or indirectly) any goods or services (including, but not limited to, GNC Brand Products), by any means (including, but not limited to, direct or indirect sales, electronic communications, Internet, World Wide Web, websites, electronic pages, interactive electronic media, shopping networks, direct mail, mail order, catalog sales and any other method of sale or distribution which now exists or which may in the future exist), to any business, distributor, wholesalers, retailer, establishment, organization, club, outlet, individual consumer, or customer at any location:
(a) provided the business, distributor, wholesaler, retailer organization or club, is located outside of the Protected Territory; (b)



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whether or not the goods or services bear, and/or are sold in connection with, any or all of the Proprietary Marks; and/or (c) regardless of whether or not the goods or services are the same as, similar to or different from those sold or distributed by the Business.

        G. GNC acknowledges that, except as otherwise may be provided in this Agreement, Rite Aid will market and sell products which compete with the GNC Brand Products in Stores at which Rite Aid does and at Stores at which Rite Aid does not operate the Business. GNC acknowledges and agrees that Rite Aid's so doing is not a violation of any provisions of this Agreement and that Rite Aid shall have no obligation to make any payment or to account to GNC for any sales resulting from those activities, other than as specified in this Agreement.

        H. Rite Aid acknowledges that GNC and its affiliates will market and sell GNC Brand Products and other products in the mass market channels of trade, among other places. RiteAid acknowledges and agrees that, except as otherwise provided in this Agreement, GNC and its affiliates so doing is not a violation of any provisions of this Agreement and that GNC and its affiliates shall have no obligation to make any payment or to account to Rite Aid for any sales resulting from those activities.

II. TERM AND RENEWAL

        A. This Agreement and the license granted herein begin on the Effective Date and shall expire ten (10) years after the date the first Business opens within any Store, unless extended or terminated sooner in accordance with the terms and conditions of this Agreement. This Agreement shall be subject to early termination, at the expiration of 36 months and 60 months as described below:





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               At 36 months from the date the first Business opens within a
Store, a calculation will be made of the average net sales of products in the GNC Plan-O-Gram during the prior twelve (12) months for all Stores in which the Business has been open for more than one (1) year as of the end of such 36 month period. If the resulting per Store average equals or exceeds $80,000 , then the Agreement will continue in effect for the remainder of the Term, and neither party shall have early termination rights under this Section II; however.

               (1) If the resulting per Store average is less than $80,000, then Rite Aid shall have the option to terminate this Agreement and, if it does not exercise the option to terminate, then all Locations then listed on Exhibit A at which Rite Aid is not operating the Business shall be deleted from Exhibit A and may thereafter be added to Exhibit A only if at the time thereafter designated by Rite Aid they do not fail to meet the Site Designation Criteria, and

               (2) At 60 months from the date the first Business opens in a Store, a calculation will be made of the average net sales of GNC Plan-O-Gram Products during the prior twelve (12) months for all Stores in which the Business has been open for more than one (1) year as of the end of such 36 month period. If the resulting per Store average does not equal or exceed $100,000, then GNC has the option to either (a) continue the Agreement in effect for the remainder of the Term or (b) terminate the Agreement.

        B. Rite Aid may, after the expiration of the Rite Aid's initial ten (10) year term and again at the expiration of each additional five (5) year term thereafter, renew this Agreement and the license granted hereunder for five additional consecutive terms of



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five (5) years, each renewal subject to the following conditions which must be met prior to each renewal term:

               (1) Rite Aid shall give GNC written notice of Rite Aid's election to renew not less than twelve (12) months nor more than eighteen (18) months prior to the end of the initial term or the then current renewal term, as applicable.

               (2) Rite Aid shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto.

III. DUTIES OF GNC

        A. GNC shall make available an initial training program as set forth in
Section V of this Agreement. GNC shall provide to Rite Aid certain electronic training materials designed for Rite Aid to train Rite Aid's employees.

        B. GNC at no cost to Rite Aid, shall provide the same initial advertising materials and promotional package materials as provided to franchisees for Rite Aid's use in conjunction with the opening of the Business at each Store. GNC shall also make available to Rite Aid, advertising and monthly promotional material for the Business, at no cost to Rite Aid.

        C. GNC shall seek to maintain high standards of quality, appearance and service of the Comprehensive System, and to that end shall provide such initial and continuing advisory assistance as GNC deems advisable in the opening and operation of the Business, including, from time to time, advice and material on:
(i) new sales and marketing developments and operational techniques; and (ii) periodic newsletters and bulletins, as provided to all its franchisees.



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        D. GNC shall supply the GNC Plan-O-Gram to Rite Aid for use in three categories of Store square footage and will supply to Rite Aid if requested, any GNC fixtures at actual cost, including shipping and tax for delivery to the Business Locations designated by Rite Aid.

IV. FEES, PRODUCT PURCHASES, AND ADVERTISING CONTRIBUTIONS

        A. Initial Fees. Rite Aid shall pay to GNC the Initial Fees specified in the Selected Term Summary.

        B. Product Purchases. During the Term of this Agreement and any renewal period, Rite Aid agrees that it shall order and purchase from GNC and GNC shall supply Rite Aid's requirements for GNC Brand Product, as well as its requirements for Third Party Product as specified in the GNC Plan-O-Gram, carried by GNC in its distribution centers and available for sale to Rite Aid. This requirement to purchase all of Rite Aid's requirements of Third Party Product shall not apply on a case by case basis if Rite Aid is able to obtain such Product from another source at more favorable terms than from GNC. If Rite Aid does purchase those products from a source other than GNC, then Rite Aid will provide proof to GNC of the terms of such purchase within five (5) business days of the purchase date. Rite Aid shall purchase units of the GNC Plan-O-Gram Product in quantities, at times and in assortments as may be called for from time to time in Rite Aid's purchase orders, subject to GNC's normal lead times as GNC may establish from time to time. During the first three years of this Agreement Rite Aid shall provide GNC with a forecast of product orders six (6) weeks in advance; followed by firm orders two (2) weeks in advance of the shipment date. Rite Aid shall place only one order per week per Rite Aid distribution center. After the first three (3) years, Rite Aid need not provide



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GNC with six (6) week forecasts of orders. GNC will use its best efforts to supply Rite Aid under this Agreement and provide a service level not worse than that provided to franchisees, but there will be no penalties to GNC. Product sold to or carried by Rite Aid shall fall into the following three categories and price formulas.

               (1) For GNC Brand Products in the GNC Plan-O-Gram not on consignment to Rite Aid the price to be paid by Rite Aid will be the GNP Standard Cost in effect on the date the order is shipped multiplied by [*] with payment due forty-five (45) days after receipt by Rite Aid.

               (2) For Third Party Product in the GNC Plan-O-Gram to be sold to Rite Aid the price will be the GNC Standard Cost multiplied by [*] with payment due forty five (45) days after receipt by Rite Aid. "GNC Standard Cost" shall be the Standard Cost reflected in GNC's then current purchasing and inventory system. Within forty five days of the close of each fiscal year of GNC during the term of this Agreement, on a vendor by vendor basis, GNC will pay Rite Aid its pro rata share, based on Rite Aid's purchases as a percentage of GNC's total purchases of Third Party Product from each vendor with respect to free goods, volume rebates, discounts, special buys or off invoice credits.

               (3) For product in the GNC Plan-O-Gram on consignment from GNC to Rite Aid, the amount set forth in the Consignment Agreement, dated the date hereof, between GNC and Rite Aid.

        For purposes of this Agreement


----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.



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        (a) "GNP Standard Cost" shall mean the aggregate cost of Labor Cost,
Overhead Cost, Raw Material Costs and non-affiliated licensing fees incurred by General Nutrition Products, Inc., a South Carolina corporation ("GNP"), which is an affiliate of GNC, in the production of each GNC Brand Product.

        (b) "Raw Material Cost" shall mean cost of materials and ingredients used by GNP in the manufacture and packaging for each GNC Brand Product and the associated in-bound freight to GNP.

        (c) "Labor Cost" shall mean all monies paid by GNP to hourly personnel for working directly on the production of each GNC Brand Product.

        (d) "Overhead Cost" shall mean all costs incurred by GNP in manufacturing the GNC Brand Products purchased by Rite Aid pursuant to this Agreement excluding Labor Cost and Raw Materials Costs. Costs incurred from administration, product development, outbound freight, and sales and marketing are excluded from GNP Standard Cost. GNC in conjunction with GNP agrees to establish standard costs reasonably, reflecting anticipated costs using generally accepted cost accounting methodologies and Rite Aid has the right to audit such methodologies. All prices to Rite Aid are landed costs at Rite Aid's designated distribution center.

        C. Cooperative Advertising.

        1. Recognizing the value of advertising, and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Comprehensive System, Rite Aid agrees to pay to GNC, on a quarterly basis



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forty five (45) days following the close of each [calendar] quarter, [*]% of gross sales of GNC Plan-O-Gram Products from each Store in which it operates the Business that is in an area that has established a GNC Area Advertising Cooperative, by paying the same to the GNC Area Advertising Cooperative, if any, for the region in which the Store is situated; provided, however, if any franchisee's or licensee's contribution is at a rate of less than [*]%, Rite Aid's payment to GNC with respect to that region shall be at the lowest rate payable by any franchisee in good standing in that region. GNC agrees that all GNC Company owned stores will make contributions contribute to the GNC Area Advertising Cooperatives now or hereafter established and that it will require all franchisees and licensees to participate in the GNC Area Advertising Cooperatives established by franchisees as provided in their Franchise Agreements.

        2. As used in Section C.(1), "gross sales" means all gross receipts from the sale by Rite Aid of GNC Brand Products and Third Party Products contained in the GNC Plan-O-Gram, whether for cash or credit; provided, however, that "gross sales" shall not include any sales taxes or other taxes collected by Rite Aid for transmittal to the appropriate taxing authority. Rite Aid may deduct from "gross sales" all customer refunds and adjustments occasioned during the normal course of business, provided, however, that the Rite Aid shall substantiate all such deductions.

        D. All products delivered by GNC pursuant to this Agreement shall be delivered on a carrier designated by Rite Aid from time to time as "preferred carriers" unless delivered on GNC trucks. Rite Aid's preferred carrier on the date hereof are "Overnight" and "ABF."


----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

V. TRAINING

        A. GNC or its affiliate shall provide electronic training materials on sales and product information. In addition, GNC shall once per year offer in house training on sales and product information as directed by Rite Aid. Rite Aid shall bear the costs and expense of their employees attending such training.

        B. Rite Aid shall be responsible ensuring that all of Rite Aid's applicable employees, use the electronic training materials provided by GNC. Rite Aid shall maintain a competent, conscientious, trained staff dedicated to the Business at least twenty (20) hours per week in each Business Location, each of whom renders competent, prompt, courteous and knowledgeable service to the Businesses' customers.

VI. DUTIES OF RITE AID

        A. In each Store at which Rite Aid operates the Business, Rite Aid shall prominently display and maintain in first class appearance and condition, at Rite Aid's expense, signs of such nature, form, color, number, illumination and size, and containing such name(s), design(s), legend(s) and symbol(s) as GNC shall prescribe in the attached operating standards, all of which shall be supplied by GNC to Rite Aid at cost to Rite Aid. Subject to applicable zoning and lease restrictions, Rite Aid shall display or cause to be displayed a GNC Store front sign on the front facia of each Store which operates a Business and shall be presented in the same size and prominence as Rite Aid's other secondary Store front signage for that Store (e.g., "Photofinishing", "Food Mart" etc.) provided, however, that if by reason of space or applicable zoning or lease restriction there are fewer than two secondary store front signs, Rite Aid shall not be required to display a GNC sign as a secondary store front sign but shall endeavor to provide substitute prominent signage. Rite Aid acknowledges that the GNC Gold Card program is a voluntary marketing system that may be participated in by Rite Aid if it follows the guidelines set forth in the Gold Card Program. If Rite Aid elects to participate in the Gold Card Program, no other card based affinity program or marketing system may be applied to GNC Brand Products in the GNC Plan-O-Gram without GNC's approval.

        B. GNC reserves the right to modify the GNC Plan-O-Gram annually, and to make modifications as agreed with Rite Aid. The then current GNC Plan-O-Gram will remain in effect until the revised GNC Plan-O-Gram has been agreed upon. Rite Aid shall implement at its cost the GNC Plan-O-Gram changes and shall purchase and implement the annual reset signs and merchandising kits.

        C. Rite Aid shall permit GNC and its agents to enter upon each Store premises at any reasonable time, with or without advance notice, for the purpose of conducting inspections and evaluating Rite Aid's compliance with among any other things, FDA, CPSC, and FTC requirements as they relate to the Business and the Proprietary Marks standards uniformly established by GNC, and shall cooperate with GNC's representatives in such inspections by rendering such assistance as they may reasonably request.

        D. All advertising by Rite Aid in any medium concerning the Business or the products in the GNC Plan-O-Gram shall be conducted in a dignified manner, shall be completely truthful, accurate, and not misleading, shall comply with the highest ethical standards applicable to advertising generally and the business in particular, shall comply with all federal, state, and local laws and regulations, including, without limitations, rules and regulations of the FDA, the FTC, including GNC's FTC Consent Orders specified in this paragraph D) and all applicable consumer protection agencies and bureaus, and shall conform to such standards and requirements as GNC may specify from time to time in writing. Prior to including any statement or claim with respect to the efficacy or health benefit of any GNC Brand Product in any advertising or promotional material, Rite Aid shall submit the text thereof to GNC for its approval. GNC shall no later than the close of the next business day advise Rite Aid whether it approves or disapproves of such text; GNC shall not unreasonably withhold such approval. Rite Aid acknowledges that it has received and reviewed a copy of the FTC Consent Orders dated November 1970, February 1989 and Consent Decree dated May 1994 entered into by GNC or its affiliates with the Federal Trade Commission (the "Consent Decrees," copies of which are attached hereto as Exhibit H) and agrees that its advertising and promotional plans and materials shall not violate those Consent Decrees; provided, that all advertising and promotional material provided by or approved by GNC shall for purposes of this paragraph, be deemed to have satisfied the requirements of this paragraph. Subject to compliance by GNC with the provisions of Section XVI.D, Rite Aid agrees to indemnify and defend GNC and its affiliates if its advertising, promotional plans and materials should violate the terms of the Consent Decrees. Rite Aid shall display the Proprietary Marks and other marks proprietary to GNC in a manner prescribed by GNC on all signs and other advertising and promotional materials used in connection with the Business. Rite Aid and GNC shall regularly review advertising and promotional plans and materials to ensure compliance with the Consent Decrees.

        E. As to each Location operating a Business, at GNC's request, but not more often than once every seven years from the applicable Store's opening date or last substantial refurbishing, Rite Aid shall refurbish the Store at Rite Aid's expense, to conform to the trade dress, color schemes, and presentation of trademarks and service marks consistent with the then-current public image of the System.

        F. To insure that the highest degree of quality advice is maintained, Rite Aid shall operate the Store in strict conformity with such methods, standards, and specifications as prescribed by the System. Rite Aid agrees to sell or offer for sale only such products and services in the Business as have been approved by GNC in the GNC Plan-O-Gram; not to deviate from GNC's standards and specifications by offering or selling unapproved products or services in the Business without GNC's prior written consent; and promptly to discontinue selling and offering for sale any products or services in the Businesses which GNC may, for reasons of labeling, health or safety, recall any product in the GNC Plan-O-Gram as part of a GNC system wide or geographic (i.e. state wide) recall. GNC shall refund to Rite Aid the amount paid by Rite Aid for any product so recalled based upon the most recent invoice.

        G. Rite Aid shall take such steps as are necessary to ensure that its employees preserve good customer relations and, comply with the requirements and specifications set forth in this Agreement and pursuant to the System. In addition, Rite Aid shall provide a dedicated staff of trained employees working a minimum of [*] hours per week in each Business Location dedicated to promoting the Business, product sales and good customer relations. In addition, at 100 representative Businesses opened in Stores in Year One of this Agreement, Rite Aid shall provide a minimum of [*] hours per week staffing of trained employees dedicated to promoting the Business, product sales and


----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

good customer relations. Rite Aid shall maintain the [*] hours per week minimum staffing level in all test Stores during the full 100 Store testing period. These 100 test Stores shall be designated by Rite Aid so that both Rite Aid and GNC can track the sales performance of those Locations. For those 100 test Locations, GNC will contribute one half of the incremental wage costs for dedicated staffing above [*] hours per week, up to $[*]. Such contribution toward the incremental wage costs at these test Businesses will be payable to Rite Aid in twelve (12) equal consecutive monthly installments beginning when the Business opens in the 50th test Store. When the 100th test Store operating a Business has been operating for a full twelve (12) months at the 50 hour per week staffing levels the average sales of products in the GNC Plan-O-Gram for each of the test stores for the preceding 12 months shall be compared with the average sales of products in the GNC Plan-O-Gram for the preceding 12 months at the non-test Stores operating Businesses with dedicated staff limited to [*] hours per week per Store. If such average sales in Stores with [*] hours per week staffing equal or exceed $[*] more than such average sales in Stores with [*] hours per week staffing, then Rite Aid shall thereafter staff all Businesses with trained employees dedicated to promoting the Business, product sales and good customer relations working a minimum of [*] hours per week.

VII. REGULATORY COMPLIANCE

        A. Rite Aid acknowledges and understands that Rite Aid's storage, offer and sale of certain of the GNC Plan-O-Grams Products may be subject to specific federal, state and local laws and regulations, including, without limitation, rules and regulations



----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

of the Food and Drug Administration ("FDA"), the Consumer Product Safety Commission ("CPSC") and the Federal Trade Commission ("FTC").

VIII. PROPRIETARY MARKS

        A. GNC represents with respect to the Proprietary Marks that GNC has the right to use and to license others to use the Proprietary Marks and that the use thereof by Rite Aid in the operation of the Business in accordance with this Agreement will not violate any agreement to which GNC or any licensor to Rite Aid is a party or may be bound and will not infringe upon the rights of any third party.

        B. With respect to Rite Aid's use of the Proprietary Marks pursuant to this Agreement, Rite Aid agrees that:

        (1) In the operation of the Business, Rite Aid shall use the Proprietary Marks only in the manner authorized and permitted by this Agreement and such other uniform Proprietary Mark Standards as required from time to time. Any unauthorized use thereof shall constitute an infringement of GNC's rights. GNC acknowledges that in the operation and promotion of its Stores and business generally Rite Aid will use its proprietary marks and those of the third parties.

        (2) Rite Aid shall execute any documents deemed necessary by GNC or its counsel to disclaim any interest in the Proprietary Marks other than the license granted to it in this Agreement.

        (3) Rite Aid shall not use the Proprietary Marks in its corporate name or any fictitious name.

        (4) Rite Aid shall not directly or indirectly contest the validity or other ownership of the Proprietary Marks.

        (5) In the event that litigation involving the Proprietary Marks is instituted or threatened against Rite Aid, Rite Aid shall promptly notify GNC of such litigation.

        C. Rite Aid expressly understands and acknowledges that:

        (1) As between the parties hereto, GNC has the exclusive right and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them and that Rite Aid has only the license granted to it in this Agreement.

        (2) Rite Aid's use of the Proprietary Marks pursuant to this Agreement does not give Rite Aid any ownership interest or other interest in or to such marks and all goodwill arising from Rite Aid's use of the Proprietary Marks in its operation of the Business shall inure solely and exclusively to GNC's benefit and, upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Rite Aid's use of the System or the Proprietary Marks.

        (3) Except as may be specifically provided elsewhere in this Agreement, the right and license of the Proprietary Marks granted hereunder to Rite Aid is non-exclusive and GNC thus has and retains the following rights, among others:

               (a) To grant other licenses for the Proprietary Marks; and

               (b) To use the Proprietary Marks in connection with selling products and services at locations outside of the Protected Territory to the extent permitted in this Agreement.

IX. CONFIDENTIAL INFORMATION

        A. Rite Aid shall not, during the term of this Agreement or at any time thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the Business which may be communicated to Rite Aid by GNC. Rite Aid shall divulge such confidential information only to those of its employees who must have access to such confidential information in order to operate the Business.

        B. Rite Aid acknowledges that any failure to comply with the requirements of Section IX.A may cause GNC irreparable injury, and Rite Aid agrees to pay all court costs and reasonable attorneys fees incurred in obtaining specific performance of, or an injunction against violation of, the requirements of Section IX.A.

X. ACCOUNTING AND RECORDS

        A. Rite Aid shall maintain and preserve for at least five (5) years from the dates of their preparation, full, complete, and accurate books, records, and accounts necessary to comply with this Agreement.

        B. Rite Aid shall submit to GNC Point of Sale data on each product in the GNC Plan-O-Gram and other information or reports as set forth on Exhibit G hereof.

        C. GNC or its designated agents shall have the right at all reasonable times to audit, examine and copy, at GNC's expense, the books and records of Rite Aid related to operations of the Business and contributions for the Cooperative Advertising Funds.

XI. NONCOMPETITION

        A. Except with respect to those Harris Teeter locations listed on
Exhibit I hereto, and Nature's Northwest and any other Natural Food Grocery Chain that may be acquired by GNC or its affiliates, GNC agrees that so long as this Agreement is in effect and notwithstanding any other provision of this Agreement, neither it nor any of its affiliates (a) will operate the Business in any retail drug store chain or supermarket chain, (b) will not grant any license permitting the sale of GNC Brand Products in any retail drug store chain or supermarket chain or mass merchandiser, or chain discounter and (c) will not permit any operator of any retail drug store chain or supermarket chain or mass merchandiser or chain discounter to operate a Business under the Comprehensive System or any derivation thereof. For purposes of this Agreement a "chain" shall mean any person or entity which together with any person or entity controlling, by or under common control with such person or entity operates 10 or more retail locations.

        B. Rite Aid agrees that so long as this Agreement is in effect and, in the event Rite Aid elects to terminate this Agreement pursuant to Section II(1) for a period of one (1) year after such termination, it will not sell vitamins or dietary supplements from any free standing locations other than its Stores; or, directly or indirectly (i) become a licensee or franchisee of any entity whose primary business is the sale of vitamins or dietary supplements except for GNC; (ii) invest in or loan money to any entity whose primary business is the sale of vitamins or dietary supplements; (iii) permit by lease, license or otherwise permit any person or entity to operate a business selling vitamins or dietary supplements within a Store or (iv) in any manner violate any proprietary right of GNC in its Proprietary Marks, use confusingly similar trade dress, or use permanent graphics and departmental fixturing approaches in combination in a manner which is confusingly similar with the manner they are used by GNC.

        C. The parties further agree and acknowledge that the duration and scope of the covenants not to compete described in this section are fair, reasonable and necessary in order to protect the goodwill of the parties and their affiliates and that adequate consideration has been received by the parties for such obligations. If, however, for any reason any court determines that the restrictions in this section are not reasonable or that the consideration therefore is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration and scope identified in this section as will render such restrictions valid and enforceable to the fullest extent possible.

XII. INSURANCE

        A. Rite Aid shall procure and maintain full force and effect during the term of this Agreement, at Rite Aid's expense, an insurance policy or policies protecting Rite Aid and GNC, and their officers, directors, partners and employees against any claims or loss, liability, personal injury, death, property damage or any expense whatsoever arising out of or occurring upon or in connection with the Business in the following amounts:

        1. comprehensive general liability insurance, including product liability, contractual liability, personal injury, property damage and independent contractor's coverage and auto hired and non-owned vehicles in the amount of [*] per occurrence and aggregate or primary policy in the amount of [*] per occurrence, and aggregate with an excess policy in the amount of [*] per occurrence, and aggregate, and naming GNC and its affiliates as additional insureds in each such policy or policies; such policies will also apply to vehicles purchased in the name of the business and will include fire legal liability insurance in an amount of no less than [*].

        B. Rite Aid's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by GNC, nor shall Rite Aid's performance of that


----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

obligation relieve Rite Aid of liability under any indemnity provisions set forth in this Agreement. The maintenance by GNC of insurance shall in no way relieve GNC of its obligation or limit its liability under any indemnity provision set forth in this Agreement.

XIII. TRANSFER OF INTEREST

        A. Transfer by GNC: GNC shall have the right to transfer or assign all or any part of this Agreement and GNC's rights or obligations herein to any person or legal entity, in connection with the sale of all or substantially all of its stock or assets. Notwithstanding the above limitation, GNC may transfer or assign this Agreement to any affiliated entity which is under common ownership with GNC.

        B. Transfer by Rite Aid:

        Rite Aid understands and acknowledges that the rights and duties set forth in this Agreement are personal to Rite Aid, and that GNC has granted this license reliance on the business skill and financial capacity of Rite Aid. Accordingly, Rite Aid shall not transfer or assign this Agreement, except in a transaction involving the sale of all or substantially all of the stock or assets of Rite Aid, without the prior written consent of GNC. Any assignment or transfer made in violation of this Agreement shall be null and void and shall constitute a material breach of this Agreement, for which GNC may then terminate without opportunity to cure pursuant to Section XIV.B of this Agreement.

XIV. DEFAULT AND TERMINATION

        A. Rite Aid shall be in default under this Agreement and all rights granted herein shall automatically terminate upon notice to Rite Aid if Rite Aid shall make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Rite Aid or such a petition is filed against and not opposed by Rite Aid; or if Rite Aid is adjudicated a bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Rite Aid or other custodian for Rite Aid's business or assets is filed and consented to by Rite Aid; or if a receiver or other custodian (permanent or temporary) of Rite Aid or Rite Aid's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or of a proceeding for a composition with creditors under any state or federal law is instituted by Rite Aid or such proceeding is instituted against and not opposed by Rite Aid.

        B. Upon the occurrence of any of the following events, Rite Aid shall be in default hereunder, and GNC may, at its option, issue a Notice of Default and, subject to Rite Aid's having an opportunity to cure all such defaults within sixty (60) days after the receipt of the Notice of Default. If Rite Aid fails to cure within the 60 day period, this Agreement and all rights granted hereunder, will terminate effective immediately upon receipt of notice of termination from GNC by Rite Aid.

        (1) If Rite Aid fails, refuses, or neglects promptly to pay when due any monies owing to GNC or its subsidiaries or affiliates, or to submit the financial information required under this Agreement.

        (2) If Rite Aid fails to maintain any of the standards or procedures prescribed by GNC in this Agreement or pursuant to the System.

        (3) If Rite Aid refuses to permit GNC to inspect the Store premises in which the Business is operated, or the books or records of Rite Aid related to the Businesses, upon demand.

        (4) Otherwise fails to comply with any of its obligations under this Agreement (Rite Aid agrees that for violations of its obligations under Section VI-D it will begin actions to cure such violations immediately upon receipt of such notice, and diligently proceed to cure).

        C. Upon the occurrence of any of the following events Rite Aid shall be in default hereunder, and GNC may, at its option, terminate this Agreement and all rights granted hereunder, without affording Rite Aid any opportunity to cure the default, effective immediately upon receipt of notice by Rite Aid.

        (1) If Rite Aid misuses or makes any unauthorized use of the Proprietary Marks or other identifying characteristics of the System as to the Business, materially or intentionally fails to comply with any federal, state or local law or regulation, including but not limited to FTC requirements, concerning the sale of products in the GNC Plan-O-Gram and thereby materially impairs the goodwill associated with the Proprietary Marks or GNC rights therein; or otherwise materially impairs the goodwill associated therewith or GNC's rights therein.

        (2) If Rite Aid at any time generally ceases to operate or otherwise substantially abandons the Business;

        (3) If Rite Aid purports to transfer or assign this Agreement to any third party without GNC's prior written consent; contrary to the terms of
Section XIV of this Agreement;

        (4) If Rite Aid knowingly maintains false books or records or submits or makes any false reports or statements to GNC;

        D. Excluding GNC company owned or franchise Stores opened on or before February 7, 1999, in the event that GNC allows a new location to be built, franchised or licensed that encroaches on the Protected Territory of any Location on Exhibit A, GNC shall have one of the following obligations:

        (1) If the offending site is a GNC company store, GNC will immediately cease retail sales of GNC Brand Products at the site and will as soon as possible remove all interior and exterior signs which identify the site in any manner confusingly similar to the manner in which the Business is operated at the Stores so that the offending site does not encroach on the Protected Territory;

        (2) If the offending site is not a GNC company store, GNC will take whatever action is necessary within ninety (90) days, so that within 90 days the offending site does not encroach on the Protected Territory.

        GNC shall incur graduated penalties for violations which occur within any rolling twelve (12) month period as follows:

        1. For the first violation which is not cured as provided in (1) or (2) above - $[*] plus GNC's profit from the encroaching location until the offending site no longer encroaches.

        2. For the second violation which is not cured as provided in (1) or (2) above - $[*] plus GNC's profit from the encroaching location until the offending site no longer encroaches.

        3. For the third violation which is not cured as provided in (1) or (2) above - $[*] plus GNC's profit from the encroaching location until the offending site no longer encroaches.



----------
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

        4. If violations occur more than three times in any rolling twelve (12) month period, then Rite Aid may withhold all unpaid Initial Fees due and to become due until the rate of violation becomes less than three times in any rolling twelve (12) month period

        E. GNC and Rite Aid agree that for purposes of calculating (i) the Protected Territory with respect to a Location and (ii) whether or not a proposed location fails to meet the Site Designation Criteria, the calculations of distances will be made using the software generally being used by GNC in its site analysis with respect to franchise locations at the time the original calculation is made (the "Computer Software") and as so calculated will be final and binding upon Rite Aid and GNC absent manifest error. With respect to any Location or proposed location within a shopping center not within a Major Metropolitan City Center, the latitude and longitude of the Location or proposed location shall, if available, be those designated by the owner of the shopping center.

XV. OBLIGATIONS UPON TERMINATION

        Upon termination or expiration of this Agreement all rights granted hereunder to Rite Aid shall forthwith terminate and be of no further force and effect and, except as provided in this Section;

        A. Rite Aid shall immediately cease to operate the Business and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former licensee of GNC.

        B. Rite Aid shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, procedures and techniques associated with the System, the Proprietary Marks "GNC" and "GENERAL

NUTRITION CENTER"; and all other proprietary marks and distinctive forms, slogans, signs, symbols or devices associated with the System. In particular, without limitation, Rite Aid shall cease to use all signs, equipment, advertising materials and any other articles which display the Proprietary Marks and other marks proprietary to GNC.

        C. Rite Aid shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the name "GNC", "GENERAL NUTRITION CENTER" or any other service mark or trademark of GNC; and Rite Aid shall furnish GNC with evidence satisfactory to GNC of compliance with this obligation within 30 days after termination or expiration of this Agreement.

        D. Rite Aid shall make such modifications or alterations to the Business premises of each store (including, without limitation, changing the trade dress and changing the color scheme and/or other distinctive design features) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of said Stores from that of other GNC stores under the System

        E. Rite Aid agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute GNC's exclusive rights in and to the Proprietary Marks or other marks proprietary to GNC; and further agrees not to utilize any designation of original or description or representation which falsely suggests or represents an association or connection with GNC which constitutes unfair competition.

        F. Rite Aid shall promptly pay all sums owing to GNC, including interest on overdue monies.

        G. Rite Aid shall pay to GNC all damages, costs and expenses, including reasonable attorney's fees, incurred by GNC subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section.

        H. GNC shall have the option, at any time , to purchase from Rite Aid all but not less than all of the inventory of GNC Brand Products owned by Rite Aid, at Rite Aid's cost, based on the most recent invoices received by Rite Aid. If GNC does not purchase the GNC Product from Rite Aid, then for a period of twelve (12) months after the termination or expiration of this Agreement Rite Aid may continue to sell its inventory of Products in the normal course.

        I. All covenants, obligations, and agreements of Rite Aid or GNC which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination expiration of this Agreement, shall survive such termination or expiration.

XVI. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

        A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Rite Aid shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

        B. It is understood and agreed that nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other's behalf, or to incur any debt or other obligation in the other's name; and, that GNC shall in no event assume liability for or be deemed liable as a result of any such action or by reason of any act or omission of Rite Aid in its conduct of the Business or any claim or judgment arising therefrom against GNC. Except for matters arising out of or resulting from the quality, purity or labeling of any GNC Brand Product or advertising of such GNC Brand Product by GNC or its affiliates, Rite Aid shall indemnify and hold harmless GNC, its affiliates and their respective officers, directors and employees against any and all such claims arising directly or indirectly from, as a result of, any breach or default by Rite Aid or its affiliates in connection with this Agreement, or in connection with Rite Aid's operation of the Business. However, Rite Aid shall not be required to indemnify GNC or its affiliates or any such person for any claims arising out of a breach of this Agreement, or negligence of or other civil wrongs of the GNC or any of its affiliates or any such person.

        C. GNC shall indemnify and hold harmless Rite Aid, its affiliates and their respective officers, directors and employees against any and all claims arising out of or resulting from any breach or default by GNC or its affiliates in connection with this Agreement and from the failure to meet the-quality, purity or labelling of any GNC Brand Product or arising out of or resulting from advertising by GNC of any GNC Brand Product by GNC or its affiliates.

        D. Upon receipt by a person entitled to indemnification under this Section (an "Indemnified Person") of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the person from whom indemnity is sought (the


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
"Indemnifying Person") in writing; provided that failure so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which the Indemnifying Person may have on account of this indemnity or otherwise, except to the extent the Indemnifying Person shall have been materially prejudiced by such failure. The Indemnifying Person shall have the option to assume the defense of any such action, including the employment of counsel reasonably satisfactory to the Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (1) the Indemnifying Person has failed promptly to assume the defense and employ counsel, or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Person and the Indemnifying Person, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnifying Person; provided that the Indemnifying Person shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any action in the same jurisdiction, in addition to any local counsel. The Indemnifying Person shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Person will not, without prior written consent of the Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise,


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

consent or termination includes an unconditional release of each Indemnified Person from all liabilities arising out of such action.

XVII. APPROVALS AND WAIVERS

        A. Whenever this Agreement requires the prior approval or consent of GNC or Rite Aid the party seeking consent shall make a timely written request therefor to the party whose consent is sought, and such approval or consent shall be obtained in writing.

        B. Neither party makes any warranties or guarantees upon which the other may rely and assumes no liability or obligation to the other by providing any waiver, approval or consent in connection with this Agreement.

        C. No delay, waiver, omission or forbearance on the part of either party to exercise any right, option, duty or power arising out of any breach or default, or by any of the terms, provisions or covenants hereof shall constitute a waiver of any such right, option or power against, or as to subsequent breach or default.

XVIII. NOTICES

        Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered (which includes delivery by facsimile transmission) or mailed by certified or registered mail, return receipt requested, or via reputable express mail or courier service to the respective parties at the address (or telephone number in the case of facsimile transmission) set forth on the signature page of this Agreement unless and until a different address has been designated by written notice to the other party. Any notice by certified or registered mail or by express mail or courier service shall be deemed to have been received when delivered.


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

XIX. ENTIRE AGREEMENT

        This Agreement, the documents referred to herein, and the attachments hereto constitute the entire, full and complete Agreement between the parties concerning the subject matter hereof, and supersede any and all prior agreements between the parties. No amendment, change or variance from this Agreement shall be binding on the parties unless mutually agreed to by the parties and executed by themselves or their authorized officers or agents in writing. No purported amendment, change or variance from the printed form of this Agreement shall be binding unless initialed by all parties hereto.

XX. SEVERABILITY AND CONSTRUCTION

        A. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement, shall be considered severable; and if for any reason any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, shall not impair the operation of, or have any other effect upon such other sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible; and, the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

        B. Notwithstanding anything to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than GNC, Rite Aid and such of their respective successors and assigns as may be contemplated by Section XIII. hereof, any rights or remedies under or by reason of this Agreement.


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
        C. Each of GNC and Rite Aid expressly agrees to be bound by any promise or covenants imposing the maximum duty permitted by law which is subsumed written the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking form any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which GNC or Rite Aid, as the case may be, is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

        D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

        E. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

XXI. APPLICABLE LAW AND JURISDICTION

        A. This Agreement shall be interpreted and construed under the laws of the Commonwealth of Pennsylvania, which laws shall prevail in the event of any conflict of law.

        B. Except for actions for trademark, trade dress or trade name infringement or other infringement or misappropriation of GNC's proprietary rights to any trademark, trade dress, trade name, patent, copyright, trade secret or other proprietary information, GNC and Rite Aid hereby waive to the fullest extent permitted by law, any right to or claim for multiple, punitive or exemplary damages against the other and agree that in the event of an arbitration or action at law between them, no party shall seek multiple,



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

punitive or exemplary damages with respect to any claim or cause of action against the other party, whether in arbitration or litigation, and each party shall be limited to the recover of any actual damages sustained by it and costs and expenses, including attorneys fees as otherwise provided herein.

        C. No right or remedy conferred upon or reserved to GNC or Rite Aid by this Agreement is intended to be, nor shall be, deemed exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy. Notwithstanding any other provision of this Agreement, nothing herein contained shall bar either party's right to seek injunctive relief against threatened conduct that will cause such party loss or damages under the usual equity rules, including the applicable rules for seeking restraining orders and preliminary injunctions.

XXII. FORCE MAJEURE

        No party shall be responsible or liable for any loss, damage, detention or delay caused by fire, any natural disaster, strike, civil or military authority, governmental restrictions or controls, insurrection or riot, railroad, marine, or air embargoes, lockout, or any other cause which is unavoidable or beyond its reasonable control, provided that performance shall, as practicable, recommence immediately upon the cessation of such unavoidable event.



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

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement on the day and year first above written


ATTEST:                                   GENERAL NUTRITION SALES CORPORATION

                                          By: /s/ William E. Witt
---------------------------------             ----------------------------------

Name:                                     Name: WILLIAM E. WITT
       --------------------------               --------------------------------

Title:                                    Title: C.E.O.
      ---------------------------                -------------------------------

        GNC Address:                      General Nutrition Sales Corporation
                                          Phoenix Distribution Center
                                          1002 South 63rd Avenue at Buckeye
                                          Phoenix, AZ  85043

                                          Facsimile Telephone #: 412-338-8900
                                          Attention:  Chief Legal Officer

        With a Copy of any Notice to:     General Nutrition, Incorporated
                                          300 Sixth Avenue
                                          Pittsburgh, PA 15222
                                          Facsimile Telephone #: 412-338-8900
                                          Attention:  Chief Legal Officer

ATTEST:                                   RITE AID CORPORATION


                                          By: /s/ Martin L. Grass
----------------------------------            ----------------------------------
Name:                                     Name:  Martin L. Grass
       ---------------------------              --------------------------------
Title:                                    Title: Chairman & CEO
       ---------------------------               -------------------------------

        Rite Aid Address:                 Rite Aid Corporation
                                          30 Hunter Lane
                                          Camp Hill, Pennsylvania  17011
                                          Attention: General Counsel
                                          Facsimile Telephone #: 717-760-7867


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